SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2008

PLATINA ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28335	84-108043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1807 Capital Avenue, Suite 101 I Cheyenne, Wyoming 82001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(307) 637-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On January 10, 2008, the Company completed a $1,500,000 financing pursuant to a Securities Purchase Agreement dated effective December 31, 2007 with Trafalgar Capital Specialized Fund, Luxembourg ("Trafalgar") for Trafalgar to loan $1,500,000 to the Company (the "Loan") pursuant to a secured Promissory Note (the "Note") dated December 31, 2007 with an annual interest rate of 10% due in monthly payments of interest only for the first two months and then commencing three (3) months from the date of the Note, principal and interest amortized over the remaining twenty five months of the Loan and a monthly redemption premium of 15% of the payment is payable in monthly installments with all principal and accrued but unpaid interest due on or before March 30, 2010.

In the event of a material default which includes non payment of principal or interest when due, the Company pledged 24,000,000 treasury and third party non-affiliate shares as additional collateral for the loan. The funds from the Loan will be used in conjunction with the Company's Tennessee prospect and specific corporate overhead.

Furthermore, the Company has the right so long as the note is not in default at any time to retire the debt facility for the then interest and principle amount plus a 15% redemption fee.

As additional consideration for the debt facility, Trafalgar has the right to accept monthly repayment of principle and interest (approximately $70,000 per month) in the form of common shares only if the common stock price is trading above $.40 per share. Trafalgar would then have the right to receive such monthly payment(s) at a fixed conversion price of $.17 per share subject to certain potential adjustments.

Item 3.02                      Unregistered Sales of Equity Securities

We believe that the Note issued to Trafalgar with an effective date as of December 31, 2007 for the $1,500,000, and a transaction date of January 11, 2008, the loan will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and/or Regulation D. The recipient of Note was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision. It is reasonably believed that the recipient, immediately prior to its investment decision, had such knowledge and experience in the Company's financial and business matters that it was capable of evaluating the merits and risks of its investment. The recipient had the opportunity to speak with management on several occasions prior to their investment decision.

Item 9.01                       Financial Statements and Exhibits

(a)	Financial Statements: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Exhibits:

Exhibit No.	Description

Exhibit 99.1       Securities Purchase Agreement

Exhibit 99.2       Secured Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platina Energy Group Inc.

Date:  January 15, 2008                                                                          /s/ Blair Merriam
Blair Merriam, Chief Executive Officer